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                                                                    EXHIBIT 21.1

         Ashford Hospitality Trust, Inc.
         Ashford OP General Partner LLC
         Ashford OP Limited Partner LLC
         Ashford Hospitality Limited Partnership
         Ashford Properties General Partner LLC
         Ashford Properties General Partner Sub I LLC
         Ashford Properties General Partner Sub II LLC
         Ashford TRS Corporation
         Ashford TRS I LLC
         Ashford TRS II LLC
         Ashford Hospitality Finance LP
         Ashford Hospitality Finance General Partner Corp.
         Ashford Austin LP
         Ashford Covington LP
         Ashford Dallas LP
         Ashford Dulles LP
         Ashford Holtsville LP
         Ashford Las Vegas LP
         Ashford Syracuse LP
         Ashford Dayton LP
         Ashford Columbus LP
         Ashford Phoenix LP
         Ashford Flagstaff LP
         Ashford Jacksonville I LP
         Ashford Jacksonville II LP
         Ashford Mobile LP
         Ashford Lawrenceville LP
         Ashford Buena Vista LP